                   OAKWOOD MORTGAGE INVESTORS, INC.
                       PASS-THROUGH CERTIFICATES


                        1997-D TERMS AGREEMENT


                                                        Dated: November 14, 1997



To:  Oakwood Mortgage Investors, Inc. (the "Company")
     Oakwood Acceptance Corporation ("OAC")

Re:  Underwriting Agreement Standard Provisions dated
     June 1995 (the "Standard Provisions")


Series
Designation:Pass-Through Certificates, Series 1997-D, Classes A-1, A-2, A-3, A-4, A-5, M, B-1, B-2, X and R (collectively, the "Certificates"). The Classes A-1, A-2, A-3, A-4, A-5, M, B-1 and B-2 Certificates are collectively referred to herein as the "Underwritten Certificates."


UNDERWRITING AGREEMENT: Subject to the terms and conditions set forth herein and to the terms of the Standard Provisions, which are incorporated by reference herein, the Company hereby agrees to issue and sell to Credit Suisse First Boston Corporation (the "Underwriter"), and the Underwriter hereby agrees to purchase from the Company, on November 20, 1997, the aggregate outstanding principal amount of the Underwritten Certificates set forth in Schedule A hereto at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriter are subject to: (i) receipt by the Company of the ratings on the Certificates as set forth herein, (ii) receipt by the Underwriter of the Sales Agreement (the "Sales Agreement"), dated as of November 1, 1997, by and between the Company and OAC, and the Pooling and Servicing Agreement (as defined below), each being in form and substance satisfactory to the Underwriter.

The Certificates will be issued by a trust (the "Trust") to be established by the Company pursuant to a Pooling and Servicing Agreement, to be dated as of November 1, 1997 among the Company, OAC, as servicer (the "Servicer") and PNC Bank, National Association, as Trustee (the "Trustee"), which incorporates by reference the Company's Standard Terms to Pooling and Servicing Agreement (November 1995 Edition) (collectively, the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust which will consist primarily of fixed-rate installment sales contracts secured by units of manufactured housing (the "Contracts") with original terms to maturity not exceeding 30 years and fixed-rate mortgage loans secured by first-liens on the real estate to which the related manufactured homes are deemed permanently affixed (the "Mortgage Loans" and, together with the Contracts, the "Assets") with original terms to maturity not exceeding 30 years, in each case having the characteristics described in the final Prospectus Supplement, dated November 14, 1997, relating to the Underwritten Certificates (the "Prospectus Supplement").

The Company and the Servicer specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Assets having the characteristics described in the Prospectus Supplement; provided, however, that there may be nonmaterial variances from the description of the Assets in the Prospectus Supplement and the Assets actually delivered on the Closing Date.

REGISTRATION STATEMENT: References in the Standard Provisions to the Registration Statement shall be deemed to include registration statement No. 333-31441.

SCHEDULED PRINCIPAL BALANCE OF ASSETS:  $252,393,252.30

CUT-OFF DATE:  November 1, 1997.

TERMS OF THE CERTIFICATES:

====================================================================================================================
         Class             Initial Principal        Pass-Through              Ratings               Purchase
      Designation                 Amount                  Rate             Fitch Moody's              Price
======================== ====================== ====================== ====================== ======================
          A-1                 $46,940,000                 (1)          "AAA"          "Aaa"        99.780000%
          A-2                 $46,290,000          6.350% per annum    "AAA"          "Aaa"        99.734375%
          A-3                 $30,260,000          6.500% per annum    "AAA"          "Aaa"        99.543750%
          A-4                 $15,340,000          6.725% per annum    "AAA"          "Aaa"        99.587500%
          A-5                 $62,453,000                 (2)          "AAA"          "Aaa"        99.512500%
           M                  $17,037,000                 (2)          "AA"           "Aa2"        99.243125%
          B-1                 $23,977,000                 (2)          "BBB"         "Baa2"        99.437500%
          B-2                 $10,096,252                 (2)          "BBB-"        "Baa3"        99.312500%
======================== ====================== ====================== ====================== ======================

(1) The Pass-Through Rate for the Class A-1 Certificates will equal the lesser of One-Month LIBOR plus 0.12% or the Weighted Average Net Asset Rate.

(2) The Pass-Through Rate for the (i) Class A-5 Certificates will equal the lesser of 6.950% per annum or the Weighted Average Net Asset Rate, (ii) Class M Certificates will equal the lesser of 6.950% per annum or the Weighted Average Net Asset Rate, (iii) Class B-1 Certificates will equal the lesser of 7.325% per annum or the Weighted Average Net Asset Rate and
     (iv) Class B-2 Certificates will equal the lesser of 7.550% per annum or the Weighted Average Net Asset Rate.

SUBORDINATION FEATURES: The Class M Certificates will be subordinated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the "Class A Certificates"), the Class B-1 Certificates will be subordinated to the Class A Certificates and the Class M Certificates and the Class B-2 Certificates will be subordinated to the Class A Certificates, the Class M Certificates and the Class B-1 Certificates, all as described in the Prospectus Supplement.

LIMITED GUARANTY: The Class B-2 Certificates will have the benefit of a limited guarantee provided by Oakwood Homes of certain collections on the Assets.

DISTRIBUTION DATES: Each Distribution Date shall be the 15th day of each month, or if such day is not a business day, on the next succeeding business day, commencing in December, 1997.

REMIC ELECTION: An election will be made to treat some or all of the assets of the Trust as one or more real estate mortgage investment conduits for federal income tax purposes (the "REMIC"). The Underwritten Certificates will be designated as "regular interests" in the REMIC.

PURCHASE PRICE: The Underwriter has agreed to purchase the Underwritten Certificates of each Class from the Company for the respective purchase prices expressed in the table above as percentages of the initial Certificate Principal Balance of each such Class. Payment of the purchase price for the Underwritten Certificates shall be made to the Company in federal or similar immediately available funds payable to the order of the Company.

DENOMINATIONS: The Underwritten Certificates will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

FEES: It is understood that servicing fees may be withheld from the payments on the Assets in each month prior to distributions on the Certificates on the Distribution Date occurring in such month to the extent permissible under the Pooling and Servicing Agreement.

CLOSING DATE AND LOCATION: 10:00 a.m. Eastern Time on November 20, 1997, at the offices of Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074. The Company will deliver the Underwritten Certificates in book-entry form only, through the same-day funds settlement system of The Depository Trust Company on the Closing Date.

DUE DILIGENCE: At any time prior to the Closing Date, the Underwriter has the right to inspect the Asset Files and the related loan origination procedures and to confirm the existence of the related manufactured homes or mortgaged properties to ensure conformity with the Final Prospectus and the Prospectus Supplement.

CONTROLLING AGREEMENT: This Terms Agreement sets forth the complete agreement among the Company, OAC and the Underwriter and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Standard Provisions or the Prospectus Supplement.

COMPUTATIONAL MATERIALS: The Underwriter hereby represents and warrants that (i) any information attached hereto as Exhibit 1 constitutes all "Collateral Term Sheets" (as such term is defined in the no-action letters addressed to Kidder, Peabody Acceptance Corporation I, et al. dated May 20, 1994 and to the Public Securities Association dated February 17, 1995 (collectively, the "PSA Letters")) disseminated by it in connection with the Underwritten Certificates;
(ii) any information attached hereto as Exhibit 2 constitutes all "Structural Term Sheets" and "Computational Materials" disseminated by it in connection with the Underwritten Certificates and (iii) any information attached hereto as
Exhibit 3 constitutes all "Series Term Sheets" (as such term is defined in the no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust I dated April 5, 1996).

For purposes hereof, as to the Underwriter, the term "Derived Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in either (i) the Prospectus taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any computer tape furnished by the Company (the "Computer Tape"). The Underwriter agrees, assuming (i) all information provided by the Company (including the Computer Tape) is accurate and complete in all material respects and (ii) the Company's independent public accountants have determined that the Derived Information agrees with the Computer Tape, to indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information prepared by the Underwriter and incorporated by reference into the Registration Statement, or arise out of or are based upon the omission or alleged omission to state in such Derived Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof to the extent any such untrue statement or alleged untrue statement therein results directly from an error in the information on the Computer Tape or in any other information concerning the Mortgage Loans or the Contracts provided by the Company to the Underwriter in writing or through electronic transmission) and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this paragraph shall be in addition to any liability which the Underwriter may otherwise have. Notwithstanding the provisions of this paragraph, the Underwriter shall not be required to pay any amount with respect to the indemnities provided hereunder in excess of the underwriting discount or commission applicable to the Certificates purchased by it hereunder.

INFORMATION PROVIDED BY THE UNDERWRITER: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement and the sentence regarding the Underwriter's intention to establish a market in the Underwritten Certificates on the Cover Page of the Prospectus Supplement is the only information furnished by the Underwriter for inclusion in the Registration Statement and the Final Prospectus.

TRUSTEE: PNC Bank, National Association will act as Trustee of the Trust.

BLUE SKY QUALIFICATIONS: The Underwriter specifies no jurisdictions and the parties do not intend to qualify the Underwritten Securities in any jurisdiction. The Company has agreed to pay all costs and expenses incurred in connection with the preparation of a blue sky survey to be delivered on or prior to the Closing Date.

STATE TAX OPINIONS: The Company shall deliver to the Underwriter an opinion of counsel pursuant to Section 6(d)(iii) of the Standard Provisions with respect to the State of North Carolina and the Commonwealth of Pennsylvania.

BLACKOUT PERIOD: None.

APPLICABLE LAW: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

NOTICES: All communications hereunder will be in writing and effective only upon receipt and will be mailed, delivered or telegraphed and confirmed to the parties at:

     Oakwood Mortgage Investors, Inc. and
     Oakwood Acceptance Corporation
     7800 McCloud Road (27409-9634)
     P.O. Box 27081
     Greensboro, North Carolina 27425-7081

     Attention:  Douglas Muir

     Credit Suisse First Boston Corporation
     11 Madison Avenue
     20th Floor
     New York, New York  10010
     Attention:  Fiachra O'Driscoll

REQUEST FOR OPINIONS: (a) The Company and OAC hereby request and authorize Hunton & Williams, Bradley, Arrant, Rose & White L.L.P., Perrin, Perrin, Mann & Patterson L.L.P. and The Seib Law Firm, as their counsel in this transaction, to issue on behalf of the Company and OAC, such legal opinions to the Underwriter, its counsel, the Trustee and the Rating Agencies as may be required by any and all documents, certificates or agreements executed in connection with this Agreement.

(b) The Underwriter hereby requests and authorizes Simpson Thacher & Bartlett, as its special counsel in this transaction, to issue to the Underwriter such legal opinions as it may require, and the Company shall have furnished to Simpson Thacher & Bartlett such documents as they may request for the purpose of enabling them to pass upon such matters.

The Underwriter agrees, subject to the terms and provisions of the Standard Provisions, a copy of which is attached hereto, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

          CREDIT SUISSE FIRST BOSTON CORPORATION


          By:    /s/ Fiachra O'Driscoll
          Name:  Fiachra O'Driscoll
          Title: Vice President



Accepted and acknowledged
As of the Date First
Above Written:


OAKWOOD MORTGAGE INVESTORS, INC.


 By:     /s/ Douglas R. Muir
 Name:   Douglas R. Muir
 Title:  Vice President


OAKWOOD ACCEPTANCE CORPORATION


 By:    /s/ Douglas R. Muir
 Name:  Douglas R. Muir
 Title: Vice President

                                   SCHEDULE A


         Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M,
                      Class B-1 and Class B-2 Certificates


                                                                 Class A-1             Class A-2            Class A-3
                                                                 -----------         ------------      -------------

Credit Suisse First Boston Corporation.....................      $46,940,000         $ 46,290,000      $  30,260,000

Total......................................................      $46,940,000         $ 46,290,000      $  30,260,000
                                                                 ===========         ============      ============

                                                                  Class A-4           Class A-5           Class M
                                                                 -----------         ------------      -------------

Credit Suisse First Boston Corporation ....................      $15,340,000         $ 62,453,000      $ 17,037,000

Total......................................................      $15,340,000         $ 62,453,000      $ 17,037,000
                                                                 ===========         ============      ============

                                                                 Class B-1            Class B-2
                                                                 -----------         ------------

Credit Suisse First Boston Corporation ....................      $23,977,000         $ 10,096,252

Total......................................................      $23,977,000         $ 10,096,252
                                                                 ===========         ============